Exhibit 10.21
KONA GRILL, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT (“Agreement”), is made and entered into as of the 5th day of March, 2009, among KONA GRILL, INC., a Delaware corporation (“Company”), on the one hand, and the investors named on the attached Schedule A (collectively the “Investors” and each individually an “Investor”), on the other hand.
RECITALS
A. The Company wishes to issue and sell to the Investors up to $1.5 million aggregate principal amount of 10% unsecured subordinated notes (“Notes”) and warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), the material terms of which are set forth on Exhibit A attached hereto.
B. The Investors wish to purchase the Notes and Warrants on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:
ARTICLE I
SALE OF NOTES
1.01 Issuance, Sale and Delivery of the Notes and Warrants. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants, and agreements contained herein, the Company hereby agrees to issue and sell to the Investors, and each Investor hereby severally agrees to purchase from the Company at the Closing (as hereinafter defined), (a) the aggregate number of Notes set forth opposite the name of such Investor under the heading “Principal Amount of Notes” on Schedule I attached hereto, and (b) Warrants to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Warrant Shares” on Schedule I attached hereto.
1.02 Closing.
(a) The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) at the Company’s offices in Scottsdale, Arizona at 10:00 a.m. (local time) on March 6, 2009 (the “Closing Date”), or at such other place, date and time as may be mutually agreed upon by the Company and the Investors.
(b) Upon the Investors’ purchase of the Notes at the Closing, the Company shall issue and deliver to each Investor (a) a promissory note evidencing the Notes purchased at the Closing in the form attached hereto as Exhibit B, and (b) a Warrant exercisable for the Warrant Shares attributable to such Investor in the form attached hereto as Exhibit C. As payment in full for the Notes and Warrants being purchased by it at the Closing, and against delivery of the Notes and Warrants as aforesaid on the Closing Date, each Investor shall deliver to the Company, by official check or wire transfer, the “Aggregate Subscription Price” amount set forth opposite the Investor’s name on Schedule I.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Investor as follows:
2.01 Organization and Corporate Power. The Company is duly incorporated and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted. The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform all its obligations hereunder and thereunder, and to issue, sell, and deliver the Notes and Warrants, and to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (“Warrant Shares”).
2.02 Authorization of Agreements and Validity.
(a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale, and delivery of the Notes and Warrants, and the issuance and delivery of the Warrant Shares shall, prior to the Closing, be duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (ii) the Certificate of Incorporation or Bylaws of the Company, or (iii) any provision of any material agreement or other instrument to which the Company is bound, or (y) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such material agreement or other instrument.
(b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.
(c) Prior to the Closing, the Notes and Warrants will be duly authorized, and when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued.
(d) Prior to the Closing, the Warrant Shares will be duly reserved for issuance upon exercise of the Warrants, and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws.
(e) Neither the issuance, sale, or delivery of the Notes or Warrants, nor the issuance and delivery of the Warrant Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person.

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2.03 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 2,000,000 shares of preferred stock, $.01 par value, none of which are issued or outstanding, and (ii) 15,000,000 shares of Common Stock, of which 6,511,991 shares were issued and outstanding as of January 31, 2009. All issued and outstanding shares of Common Stock of the Company are authorized and validly issued, and are fully paid and nonassessable.
2.04 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to the Investors, true, and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), including, but not limited to, that certain Form 8-K, dated February 10, 2009, reporting the Company’s 2008 fourth quarter and fiscal year-end financial results (such forms, reports, schedules, statements, and other documents, including any financial statements or schedules included herein, are referred to as the “Company SEC Documents”). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor severally represents and warrants to the Company that:
(a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”);
(b) it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;
(c) the Notes and Warrants being purchased by the Investor are being acquired for the Investor’s own account for the purpose of investment;

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(d) the Investor understands that (i) the neither the Notes, Warrants, or Warrant Shares, have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Notes, Warrants, and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes, Warrants, and Warrant Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;
(e) no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon the Company for any commission, fee, or other compensation as a finder or broker because of any act or omission of such Investor or any agent for the Investor;
(f) the Investor has the power and authority to enter into and to perform this Agreement in accordance with its terms;
(g) the execution of, and performance of the transactions contemplated by, this Agreement is not in conflict with or will not result in any material breach of any terms, conditions, or provisions of, or constitute a material default under, its governing documents or any material agreement or other instrument to which the Investor is a party;
(h) the Investor understands the risks involved in the purchase of the Notes and Warrants, including the “Risk Factors” described in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008, and September 30, 2008; and
(i) the Investor has carefully reviewed the representations concerning the Company contained in this Agreement, and to the extent desired by the Investor, has made inquiry regarding the Company, its business, prospects, and personnel.
ARTICLE IV
COVENANTS
4.01 Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrants, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrants from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use reasonable efforts to obtain any authorization, consent, approval, or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrants.

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4.02 Rights Offering. As soon as reasonably practicable after the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2008, the Company will file with the SEC a registration statement to reflect a rights offering with targeted gross proceeds to the Company of at least $2.5 million (the “Rights Offering”) pursuant to which each stockholder of the Company will have the right to purchase, at a per share subscription price to be determined by the Company’s Board of Directors or a committee thereof (which subscription price shall reflect a discount to the market price of the Company’s Common Stock on the date of determination of such price by the Company’s Board of Directors or a committee thereof), a number of shares of Common Stock for each share of Common Stock held as of the record date for the Rights Offering (as determined by the Company’s Board of Directors or a committee thereof), and thereafter use commercially reasonable efforts to cause such Rights Offering Registration Statement to become and remain effective for the period of distribution contemplated thereby. The terms of the Rights Offering shall provide that any shares of the Company’s Common Stock that are not subscribed for in the Rights Offering shall be offered to the Investors on a pro rata basis based on the aggregate principal amount of Notes outstanding. The shares of Common Stock offered to the Investors will be offered at the same subscription price per share as offered to the existing stockholders in the Rights Offering.
4.03 Further Assurances. Prior to and following the Closing, the Company and the Investors shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing the Company shall cause its Board of Directors (or a committee thereof) to approve this Agreement and the transactions contemplated hereby.
ARTICLE V
MISCELLANEOUS
5.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions are consummated.
5.02 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings made or claimed to have been made by such party with any third party.
5.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for all purposes and in all respects, without regard to the conflict of law provisions of such state.

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5.04 Entire Agreement. This Agreement and the Notes constitute the sole and entire agreement of the parties with respect to the subject matter hereof. The Exhibits and Schedule hereto are hereby incorporated herein by reference.
5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.
5.06 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Investors.
5.07 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.
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IN WITNESS WHEREOF, the Company and the Investors have executed this Note Purchase Agreement as of the date first above written.

THE COMPANY: KONA GRILL, INC.
By:	/s/ Mark S. Robinow
Mark S. Robinow, Chief Financial Officer

THE INVESTORS: BBS Capital Fund, LP
By:	BBS Capital GP, LP, its general partner
By: BBS Capital, LLC, its general partner

By:	/s/ Berke Bakay
Berke Bakay, Manager

/s/ Mary Jane Hauser
Mary Jane Hauser

James Richard Jundt Irrevocable Trust — Mary Joann Jundt Trustee

By:	/s/ Mary Joann Jundt
Mary Joann Jundt, Trustee

/s/ James Richard Jundt
James Richard Jundt

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Schedule I
Note Schedule

			Aggregate
	Principal Amount		Subscription
Name of Investor	of Notes	Warrant Shares	Price

BBS Capital Fund, LP	$100,000.00	10,000	$100,000.00

Mary Jane Hauser	$100,000.00	10,000	$100,000.00

James Richard Jundt
Irrevocable Trust — Mary Joann Jundt Trustee	$380,000.00	38,000	$380,000.00

James Richard Jundt	$620,000.00	62,000	$620,000.00

Total	$1,200,000.00	120,000	$1,200,000.00

EXHIBIT A
Summary of Terms

Issuer:	Kona Grill, Inc. (or the “Company”).

Securities:	$1.5 million principal amount of unsecured subordinated notes (the “Notes”).

Minimum investment:	$ 100,000

Gross Proceeds:	$1,500,000

Interest Rate:	10.00% cash interest, payable on the last day of each month, in arrears. Interest rate will increase to 16.0% after the Notes are outstanding 180 days and until the Notes are repaid.

Warrant Coverage:
For each $100,000 invested in Notes, the Company will issue to the noteholder three-year warrants to purchase 10,000 shares of the Company’s common stock (the “Warrants”) at an exercise price per share equal to 120% of the five-day average of the closing price of the Company’s common stock as quoted on the Nasdaq OMX Market during the five trading days prior to the date of issuance.

Priority:	The Notes shall be unsecured general obligations of the Company, subordinate in right and payment to any senior indebtedness of the Company and senior to holders of the Company’s common stock.

Prepayment:	The principal and accrued interest outstanding under the Notes may be prepaid by the Company at any time without penalty.

Mandatory Redemption:
The principal and accrued interest outstanding under the Notes shall be due and payable immediately upon the closing of any offering of equity securities by the Company generating gross proceeds to the Company of at least $2,500,000 (the “Mandatory Redemption Amount”).

Stockholder Rights Offering:
As soon as practicable following the issuance of the Notes, the Company shall file with the SEC a registration statement covering a rights offering to the Company’s stockholders for the purchase of the Company’s common stock (the “Rights Offering”) with targeted gross proceeds to the Company of at least $2,500,000. The Company shall use commercially reasonable efforts to have the registration statement declared effective as soon as practicable following the filing with the SEC.

Subscription Rights:
Any shares of the Company’s common stock that are not subscribed for in the rights offering shall be offered to the Noteholders on a pro rata basis based on the aggregate principal amount of Notes outstanding. These shares will be offered to the Noteholders at the same price per share offered to existing stockholders in the rights offering. The shares of common stock issued in the rights offering and issued to Noteholders participating in the oversubscription amount shall apply towards the Mandatory Redemption Amount.

Transferability:	The Notes and Warrants shall not be assignable or transferable.

Default Provisions:	If interest payments due to the Noteholders are more than 30 days past due, the Notes will be in default and become due and payable to the Noteholders.

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EXHIBIT B
Form of Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.
$                    .00
KONA GRILL, INC.
PROMISSORY NOTE
March 6, 2009
Kona Grill, Inc., a Delaware corporation (the “Company”), the principal office of which is located at 7150 East Camelback Road, Suite 220, Scottsdale, Arizona 85251, for value received hereby promises to pay to                      (the “Holder”), the principal sum of                      Dollars ($                    ), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) September 2, 2009 (ii) an Equity Funding Event (collectively, the “Maturity Date”), or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.
This Note is being issued pursuant to a private offering of up to $1.5 million principal amount of notes issued by the Company during March 2009 (the “Note Offering”).
The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
(i) “Company” includes any corporation which shall succeed to or assume the obligations of the Company under this Note.
(ii) “Equity Funding Event” shall mean the closing of an offering of equity securities by the Company generating gross proceeds to the Company of at least $2.5 million.
(iii) “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

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2. Stated Interest Rate. Except as provided in Section 3 below, the principal balance outstanding hereunder from time to time shall bear interest at rate of ten percent (10.0%) per annum (the “Stated Rate”).
3. Additional Interest Rate. The “Additional Interest Rate” shall be an aggregate of sixteen percent (16%) per annum. The principal balance outstanding hereunder from time to time shall bear interest at the Additional Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; (b) the date on which such Event of Default is timely cured; or (c) September 2, 2009.
4. Payments. This Note shall be payable as follows:
(a) Interest Payments. Monthly installments consisting of accrued interest on the outstanding principal hereunder, commencing on April 30, 2009, and on the last day of each month thereafter until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full.
(b) Final Payment. The principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein shall be due and payable on the Maturity Date.
5. Events of Default. If any of the events specified in this Section 5 shall occur (each, an “Event of Default”), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:
(i) The Company has failed to pay interest under this Note when due and payable and such default is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or
(ii) The Company has failed to pay the principal and all accrued, unpaid interest on the Maturity Date; or
(iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

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(iv) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or
(v) Any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.
6. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as hereinafter defined.
6.1 Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (i) all secured indebtedness of the Company to banks, commercial finance lenders, insurance companies, or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company, and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; provided, however, that the aggregate balance of all Senior Indebtedness outstanding at any given time shall not exceed $25,000,000 in principal amount unless the Holder consents in writing to an amount of Senior Indebtedness in excess of this amount.
6.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

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6.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 6 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 6 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.
6.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 6.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purpose of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 6 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.
6.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 6.
7. Prepayment. Upon prior written notice to the Holder, the Company may at any time prepay in whole or in part, without penalty, the principal sum, plus accrued interest to date of payment, of this Note.
8. Assignment. Neither the Company nor Holder may assign or transfer this Note without the consent of the other party. Subject to the receipt of such consent (which shall not be unreasonably withheld), and subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.
9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of (a) the Company and Holder, and (b) Holders of at least a majority of the aggregate principal amount of Notes issued in the Note Offering.

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10. Transfer of This Note. In the event the Company and Holder consent to the transfer of this Note as provided in Section 8, with respect to any offer, sale, or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required.
11. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding that body of law relating to conflict of laws.
13. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
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IN WITNESS WHEREOF, the Company has caused this Note to be issued this 6th day of March, 2009.

KONA GRILL, INC.
By:
Mark S. Robinow, Chief Financial Officer

Name of Holder:

Address:

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EXHIBIT C
Form of Warrant
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.
March 6, 2009
KONA GRILL, INC.
Warrant for the Purchase of Shares of Common Stock
No. CW-___
For value received, this Warrant is hereby issued by Kona Grill, Inc., a Delaware corporation (the “Company”), to                                          (the “Holder”). Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase from the Company                                                              (                    ) fully paid and non-assessable shares of Common Stock, at a price per share equal to the Exercise Price. The “Exercise Price” shall be equal to $                    .                     per share.
The term “Common Stock” means the Common Stock, par value $.01 per share, of the Company as set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock.

C-1

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations, and provisions set forth herein. The date of this Warrant shall be referred to as the “Base Date”.
1. Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised in whole or in part, pursuant to the procedures provided below, at any time on or before March 6, 2012 (the “Expiration Date”) or, if such day is a day on which banking institutions in Arizona are authorized by law to close, then on the next succeeding day that shall not be such a day. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed by the Holder and accompanied by payment (either (a) in cash or by check, payable to the order of the Company, (b) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (c) by a combination of (a) or (b)), of the aggregate Exercise Price for the total aggregate number of shares for which this Warrant is exercised. Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price for the Warrant Stock to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the shares of Common Stock (or Other Securities) issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Common Stock or Other Securities to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.
2. Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)

A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such exercise)

	A =	the fair market value of one share of the Company’s Common Stock (at the date of such exercise)

	B =	Exercise Price (as adjusted to the date of such exercise)

3. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, and non-assessable and free of all preemptive rights.
4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Market Value (as defined below) of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.
5. Fair Market Value. For purposes of this Warrant, the Fair Market Value of a share of Common Stock (or Other Security) shall be determined as of any date (the “Value Date”) by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock on the Value Date, the fair market value per share shall be either:
(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the Fair Market Value shall be the last reported sale price of the security on such exchange or system on the last business day prior to the Value Date or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or
(b) If the Common Stock is not so listed or so admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the Value Date.
6. Assignment or Loss of Warrant. The Holder may not assign or transfer this Warrant without the consent of the Company. Subject to receipt of such written consent by the Company and subject to the transfer restrictions herein (including Section 9), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.
7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

8. Adjustments.
8.1 Adjustment for Recapitalization. If the Company shall at any time after the Base Date subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification, or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock (or Other Securities) subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the Base Date combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 8.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.
Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 8.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.
8.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.
8.3 Certificate as to Adjustments. The adjustments provided in this Section 8 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder). In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each Holder.

8.4 Notices of Record Date, Etc. In the event that:
(a) the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities; or
(b) the Company authorizes any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity; or
(c) the Company authorizes any voluntary or involuntary dissolution, liquidation, or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such Other Securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified.
8.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.
9. Transfer to Comply with the Securities Act. Subject to obtaining the written consent of the Company as provided in Section 6, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated, or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

10. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.
11. Notices . All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally, or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party shown on the books of the Company, or if to the Company, to 7150 East Camelback Road, Suite 220, Scottsdale, AZ 85251, at the address set forth on the signature page hereof, Attn: President, or at such other address of which the Company or the Holder has been advised by notice hereunder.
12. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Delaware, without regard to the conflict of laws provisions of such state.
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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

KONA GRILL, INC.

By:

Mark S. Robinow, Chief Financial Officer

Address:

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona 85251

WARRANT EXERCISE FORM
The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase                      shares of the Common Stock of Kona Grill, Inc., a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $                     in payment therefor, or (ii) exercise this Warrant for the purchase of                      shares of Common Stock, pursuant to the provisions of Section 2 of the attached Warrant. The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

Date

ASSIGNMENT FORM
FOR VALUE RECEIVED                                         (“Assignor”) hereby sells, assigns, and transfers unto                                          (“Assignee”) all of Assignor’s right, title, and interest in, to and under Warrant No. CW-                     issued by Kona Grill, Inc., dated March                     , 2009.
DATED:

ASSIGNOR:

Signature
Print Name:

Signature, if jointly held
Print Name:

ASSIGNEE:
The undersigned agrees to all of the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

Accepted and agreed (pursuant to Sections 6 and 9 of the Warrant):

KONA GRILL, INC.

By:

Name:

Title:

9